Exhibit 99.1
FOR RELEASE November 8, 2005 at 7:30 am (EST)

Investor Contact: Matt Clawson Allen & Caron, Inc. (949) 474-4300 matt@allencaron.com www.allencaron.com	Media Contact: Len Hall Allen & Caron, Inc. (949) 474-4300 len@allencaron.com www.allencaron.com	For Additional Information: Craig T. Davenport, CEO Michael R. Rodriguez, CFO Endocare, Inc. (949) 450-5400 www.endocare.com
ENDOCARE REPORTS 2005 THIRD QUARTER AND NINE MONTHS RESULTS
Number of Cryoablation Procedures Grows 41.5% over 2004 Third Quarter
IRVINE, CA (November 8, 2005) . . . Endocare, Inc. (ENDO.OB), an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation along with vacuum technologies for erectile dysfunction, today reported that another quarter of growing revenues and cryoablation procedures combined with lower expenses resulted in a significant reduction in net loss and cash use in the third quarter ended September 30, 2005. Total revenues for the 2005 third quarter were $9.5 million, a 13.2 percent increase from revenues of $8.4 million in the 2004 third quarter. Total revenues for the first nine months of 2005 were $27.7 million, a 15.0 percent increase over the $24.1 million in the first nine months of 2004.
     The number of cryoablation procedures grew 41.5 percent to 1,605 in the 2005 third quarter from 1,134 in the comparable period of 2004 driving revenues associated with that business, including cryoprobes and per-procedure fees, to $6.7 million, up from $6.6 million in the 2005 second quarter. Cryoablation procedure growth year-to-date is up 35.3 percent over the first nine months of 2004.
     Gross margins as a percentage of revenues increased to 51.7 percent for the 2005 third quarter from 48.9 percent for the 2004 period and up on a sequential basis from the 49.5 percent in the 2005 second quarter. Gross margins for the first nine months of 2005 were 48.6 percent compared to 46.7 percent in the first nine months of 2004.
     Endocare Chairman and CEO Craig T. Davenport stated, “The third quarter results were again gratifying as we continued to track strong year-over-year procedural growth, we continued to make progress increasing our gross margins, we grew sales in our erectile dysfunction business and we made operational strides in other critical areas of the business.” He continued, “Sales on an annual basis are tracking according to our plan, gross margins are improving and we remain committed to reducing those normal operating expenses where we have control. The expenses associated with the ongoing SEC and DOJ investigations along with the timing for resolution remain difficult to predict, forecast or control. The turnaround of Endocare continues.”
     Operating expenses for the 2005 third quarter were $8.4 million, including $1.1 million in professional services expenses, of which $0.4 million comprised legal fees related to ongoing settlement discussions with regulatory agencies and the Company’s indemnification obligations to former officers and directors.
     Chief Financial Officer Michael R. Rodriguez said, “We are pleased with the decrease in cash use in the third quarter resulting from maintaining a close watch on cash use during the quarter, in addition to some of the timing issues related to cash use that worked against us in the second quarter working in our favor in the third. In the near future, we have significant additional cash uses expected in the coming quarters, including $1.0 million to settle our arbitration with our excess D&O insurance carrier, $750,000 for our proposed settlement with the SEC and $1.0 million in payments for delinquent state and local taxes from previous years. We continue to place a high priority on conserving our cash resources.”
     Net loss for the third quarter of 2005 was $2.9 million, or $0.10 loss per share, compared to a net loss of $19.3 million, or $0.80 loss per share, in the prior year, which included an impairment charge of $15.8 million. Net loss for the first nine months of 2005 was $11.6 million as compared to a net loss of $33.5 million in the prior year period, including the impairment charge.
MORE-MORE-MORE

ENDOCARE REPORTS THIRD QUARTER 2005 RESULTS
Page 2-2-2
     Rodriguez reported that the balance sheet at September 30, 2005 showed cash and cash equivalents of $11.1 million, total assets of $35.3 million and total stockholders’ equity of $14.9 million.
Conference Call
     Endocare will host a conference call today, November 8, 2005, to discuss the Company’s results for its third quarter and nine months ended September 30, 2005. The call will take place at 11:30 a.m. (Eastern) and will be broadcast live over the Internet. Those interested in listening to the live webcast of the conference call may do so by going to the Company’s website at www.endocare.com and from the “Investors” pull down menu select “Earnings Webcasts,” which will take participants to the Quarterly Earnings Webcast page.
     Web participants are encouraged to go to the Company’s website (www.endocare.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archive will be available immediately following the conference call.
About Endocare
     Endocare, Inc. — www.endocare.com — is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation as well as vacuum technologies for erectile dysfunction. Endocare has initially concentrated on developing technologies for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung, liver and bone.
     Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Related to Our Business” in the Company’s Forms 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to: uncertainty relating to ongoing investigations by governmental agencies; uncertainty regarding the effects of effectuating the proposed reverse stock split, in particular the possibility that the market may react negatively to our effectuation of a reverse stock split; uncertainty regarding market acceptance of the Company’s products; uncertainty of product development and the associated risks related to clinical trials; uncertainty relating to third party reimbursement; ability to convince health care professionals and third party payers of the medical and economic benefits of the Company’s products; difficulty in managing growth; the Company’s limited sales, marketing and manufacturing experience; ability to attract and retain key personnel; ability to secure and protect intellectual property rights relating to the Company’s technology; the rapid pace of technological change in the Company’s industry; fluctuations in the Company’s order levels; and the Company’s successful relisting on a national stock exchange. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise, or update publicly, any forward-looking statements for any reason.
MORE-MORE-MORE

ENDOCARE REPORTS THIRD QUARTER 2005 RESULTS
Page 3-3-3
ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended September 30,
	2005	2004
Revenues	$9,465	$8,365

Costs and expenses:
Cost of revenues	4,571	4,274
Research and development	440	422
Selling and marketing	4,100	3,619
General and administrative	3,883	3,375
Impairment charge	—	15,810

Total costs and expenses	12,994	27,550

Loss from operations	(3,529)	(19,135)
Interest income, net	639	73

Loss before minority interests	(2,890)	(19,062)
Minority interests	—	(195)

Net loss	$(2,890)	$(19,257)

Net loss per share of common stock:
Basic and diluted	$(0.10)	$(0.80)

Weighted average shares of common stock outstanding:
Basic and diluted	30,069	24,175
MORE — MORE — MORE

ENDOCARE REPORTS THIRD QUARTER 2005 RESULTS
Page 4-4-4
ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Nine Months Ended September 30,
	2005	2004
Revenues	$27,670	$24,059

Costs and expenses:
Cost of revenues	14,218	12,821
Research and development	1,346	1,410
Selling and marketing	12,294	13,146
General and administrative	11,804	14,116
Impairment charge	(583)	15,810

Total costs and expenses	39,079	57,303

Loss from operations	(11,409)	(33,244)
Interest income, net	(182)	194

Loss before minority interests	(11,591)	(33,050)
Minority interests	—	(450)

Net loss	$(11,591)	$(33,500)

Net loss per share of common stock:
Basic and diluted	$(0.40)	$(1.38)

Weighted average shares of common stock outstanding:
Basic and diluted	28,975	24,263
MORE — MORE — MORE

ENDOCARE REPORTS THIRD QUARTER 2005 RESULTS
Page 5-5-5
ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2005	December 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$11,127	$7,985
Accounts receivable, net	4,088	3,904
Inventories, net	3,125	3,175
Prepaids and other current assets	1,381	1,651

Total current assets	19,721	16,715

Property and equipment, net	1,914	3,139
Goodwill	4,552	4,552
Intangibles, net	8,098	8,560
Investments and other assets	1,042	1,409

Total assets	$35,327	$34,375

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,860	$2,636
Accrued compensation and other liabilities	11,284	14,099

Total current liabilities	14,144	16,735
Common stock warrants	6,305

Total liabilities	20,449	16,735

Minority interests	—	214
Stockholders’ equity	14,878	17,426

Total liabilities and stockholders’ equity	$35,327	$34,375

# # # #